STANDARD COMMERCIAL CORPORATION                                       Exhibit 21

SUBSIDIARIES AND AFFILIATES at March 31, 2003

                                                                    State or Country
   Name of Company                                                  of Organization
   ---------------                                                  ----------------
   Standard Commercial Corporation                                  North Carolina
     Standard Commercial Tobacco Co. Inc.                           North Carolina
     W. A. Adams Company                                            North Carolina
     Transcatab SpA                                                 Italy
     Exportadora de Tobaco de Honduras S.A. de C.V.                 Honduras
     Carolina Trading Corporation                                   North Carolina
     CRES Tobacco Company Inc                                       North Carolina
     CRES Neva Co. Ltd.                                             Russia
     Cres Trading                                                   Russia
     Jas. I. Miller Tobacco Co. Ltd.                                Jamaica
     Standard Commercial Tobacco Singapore Pte Ltd.                 Singapore
   Standard Commercial Services Inc.                                North Carolina
     Stancom Tanzania (Jersey) Ltd.                                 Jersey
   Standard Commercial SA                                           Switzerland
     Standard Commercial Hellas S.A.                                Greece
     Spierer Tutun Ihracat Sanayi Ticaret A.S.                      Turkey
   Standard Commercial Tobacco Company of Canada Ltd.               Canada
   Standard Commercial Tobacco Company (UK) Ltd.                    United Kingdom
     N.G. Fleming Ltd.                                              United Kingdom
     Siemssen Threshie (Malawi) Ltd.                                Malawi
     Stancom Tobacco Company (Malawi) Ltd.                          Malawi
     Tobacco Processors (Lilongwe) Ltd.                             Malawi
     Trans-Continental Tobacco India Pvt Ltd                        India
     Stancom Tobacco Services (Zambia)  Ltd                         Zambia
     Stancom Tobacco Services (Mozambique) Lda.                     Mozambique
   Standard Commercial Tobacco Services (UK) Ltd.                   United Kingdom

STANDARD COMMERCIAL CORPORATION                                       Exhibit 21

SUBSIDIARIES AND AFFILIATES at March 31, 2003

                                                                    State or Country
   Name of Company                                                  of Organization
   ---------------                                                  ----------------
   Standard Commercial Corporation (continued)
     Trans-Continental Leaf Tobacco Corporation                     Leichtenstein
     Trans-Continental Leaf Tobacco Corporation ZAO (TK Tabak)      Russia
     Siam Tobacco Export Corporation Ltd.                           Thailand
     Stancom Tobacco (Private) Ltd                                  Zimbabwe
     Tobacco Processors (Zimbabwe) (Private) Ltd                    Zimbabwe
     Adams International Ltd.                                       Thailand
     Meridional deTabacos Ltda                                      Brazil
     Standard Brazil Ltd                                            Jersey
     Trans-Continental Participacoes e Empreendimentos Ltda.        Brazil
     World Wide Tobacco Espana S.A.                                 Spain
     Leaf Trading Company Ltd.                                      Russia
     Stancom Tobacco (Kenya) Ltd.                                   Kenya
     Standard Tobacco Argentina S.A.                                Argentina
     Mauritius Tobacco Investments Ltd.                             Mauritius
        PT Indonesia Tri Sembilam                                   Indonesia
     StanSun Leaf Tobacco Company                                   Kyrgyzstan
     Werkhof GmbH                                                   Germany
   Standard Wool Inc.                                               Delaware
        Advhus Gestion Societe Civile                               France
     Standard Wool France S.A.                                      France
        Peignage de la Tossee S.A.                                  France
        Standard Wool Deutschland GmbH                              Germany
          Lanimex Trading GmbH                                      Germany
          Prolaine Wollhandels GmbH                                 Germany
          Lohmann & Company Wollhandel GmbH                         Germany
          Standard Wool Australia (Pty.) Ltd.                       Australia

STANDARD COMMERCIAL CORPORATION                                       Exhibit 21

SUBSIDIARIES AND AFFILIATES at March 31, 2003

                                                                    State or Country
   Name of Company                                                  of Organization
   ---------------                                                  ----------------
   Standard Commercial Corporation (continued)
     Hulme Wool Scouring Co. (1938) Pty. Ltd.                       Australia
     Standard Wool Farming (Pty.) Ltd.                              Australia
     Mascot Wools (Pty.) Ltd.                                       Australia
     S H Allen & Sons (Pty.) Ltd.                                   Australia
     Standard Wool Investments (Pty) Ltd.                           Australia
     Independent Wool Dumpers (Pty.) Ltd.                           Australia
     Jandakot Wool Washing Company (Pty.) Ltd.                      Australia
   Standard Wool Holdings S.A.                                      Argentina
     Standard Wool Argentina                                        Argentina
   Standard Wool (UK) Ltd.                                          UnitedKingdom
     Jacomb Hoare (Bradford) Ltd.                                   United Kingdom
     Thomas Chadwick & Sons Ltd.                                    United Kingdom
     Standard Wool (Chile) S.A.                                     Chile
   Tentler & Co. B.V.                                               Netherlands